Exhibit 5.7

[Letterhead of Henries Law Firm]

______________ __, _____

General Maritime Corporation
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

We have acted as Liberian counsel to General Maritime Corporation, a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), and each of its wholly owned Liberian subsidiaries listed in Schedule l hereto (the “Co-Re-Registrants”) in connection with the preparation and filing by the Company and the Co-Registrants of a shelf Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission relating to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended. of up to US$500,000,000 aggregate public offering price of (i) debt securities, which may be issued pursuant to an indenture (the “Indenture”), as amended or supplemented from time to time, between the Company and the trustee named in the Indenture (the Debt Securities”),  (ii) shares of preferred stock of the Company, par value $0.01 per share, (iii) shares of common stock of the Company, par value 50,01 per share (the “Common Stock”). as well as up to 5,357,410 shares of Common Stock which may be resold by selling shareholders, (iv) warrants to purchase securities of the Company, (v) rights to purchase securities of the Company, (vi) units issued by the Company comprised of any of the foregoing, (vii) shares of preferred stock represented by depositary shares and evidenced by depositary receipts, each of which will represent a fractional share or multiple shares of preferred stock, (viii) purchase contracts for the purchase and sale of securities and (ix) guarantees of the Debt Securities issued by one or more of the Co-Registrants (the “Guarantees”)

In rendering this opinion, we have reviewed copies of the following documents:

I.	The Registration Statement;

II.	the form of Indenture, which is governed by the laws of the State of New York; and

III.	the organizational and governing documents of each Co-Registrant listed on Schedule I hereto.

We have also made such inquiries and reviewed such other documents and records as we have deemed necessary or appropriate as a basis for our opinion.  We have also examined and relied upon the statements, representations and certificates of officers or representatives of the Company, public officials and others as to factual matters only.  We have not independently verified the facts so relied on.

Based upon the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that each Co-Registrant listed on Schedule 1 hereto has the power and authority, corporate or otherwise, to issue the Guarantees.  When the terms relating to any of the Guarantees have been duly adopted and established in accordance with applicable law and the governing documents of the Co-Registrants, such Guarantees will be duly authorized by each Co-Registrant.

We express no opinion as to any laws other than the laws of the Republic of Liberia (the “Relevant Laws”).

The opinion expressed herein is based upon the Relevant Laws and interpretations thereof in effect on the date hereof, and the facts and circumstances in existence on the date hereof, and we assume no obligation to revise or supplement this opinion letter should any such law or interpretation be changed by legislative action, judicial decision or otherwise or should there be any change in such facts or circumstances.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters in the prospectus included in the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or 1933, as amended, or the rules and regulations promulgated thereunder.  Kramer Levin Naftalis & Frankel LLP may rely on this opinion for purposes of rendering a legal opinion to the Company in connection with the Registration Statement.

Sincerely yours,

George E. Henries

Schedule 1

Liberia – Co-Registrants

GMR Agamemnon LLC
GMR Ajax LLC
GMR Constantine LLC
GMR Defiance LLC
GMR Harriet G. LLC
OMR Kara G. LLC
GMR Minotaur LLC
GMR Princess LLC
GMR Progress LLC
GMR Revenge LLC
GMR Strength LLC